SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                           RELIV' INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                           RELIV' INTERNATIONAL, INC.
                      136 Chesterfield Industrial Boulevard
                          Chesterfield, Missouri 63005

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
                             BE HELD ON MAY 22, 2003

To: Shareholders of Reliv' International, Inc.

      The Annual Meeting of the shareholders of Reliv' International, Inc. will be held at Reliv' International, Inc., Corporate Headquarters, 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005, on Thursday, May 22, 2003, at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

      1. To elect 10 directors to hold office during the year following the Annual Meeting or until their successors are elected (Item No. 1 on proxy card);

      2. To approve the adoption of the Reliv' International, Inc. 2003 Stock Option Plan (Item 2 on the proxy card);

      3. To authorize and approve a one-for-four split of the Company's Common Stock (Item No. 3 on the proxy card).

      4. To authorize an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's Common Stock, $0.001 par value, from 20,000,000 shares to 30,000,000 shares. (Item No. 4 on proxy card.)

      5. To ratify the appointment of Ernst & Young LLP as auditors of the Company for 2003 (Item No. 5 on proxy card); and

      6. To transact such other business as may properly come before the meeting.

      The close of business on March 27, 2003, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

      BY ORDER OF THE BOARD OF DIRECTORS


April 24, 2003                                   /s/ Stephen M. Merrick
                                                 -------------------------------
                                                 Stephen M. Merrick, Secretary

                             YOUR VOTE IS IMPORTANT

            It is important that as many shares as possible be represented at the Annual Meeting. Please date, sign, and promptly return the proxy in the enclosed envelope. Your proxy may be revoked by you at any time before it has been voted.

                           RELIV' INTERNATIONAL, INC.
                      136 Chesterfield Industrial Boulevard
                          Chesterfield, Missouri 63005

                                 PROXY STATEMENT

Information Concerning the Solicitation

      This statement is furnished in connection with the solicitation of proxies to be used at the annual shareholders meeting (the "Annual Meeting") of Reliv' International, Inc. (the "Company"), a Delaware corporation, to be held on Thursday, May 22, 2003. The proxy materials are being mailed to shareholders of record on April 24, 2003.

      The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

      The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Quorum and Voting

      Only shareholders of record at the close of business on March 27, 2003, are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 11,955,960 shares of Common Stock. Each share has one vote. A simple majority of the outstanding shares is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. A simple majority of the shares present in person or by proxy at the Annual Meeting, at which a quorum is present, is required to elect directors, approve the 2003 Stock Option Plan, authorize the one-for-four stock split and approve the appointment of the Company's auditors. A majority of the shares entitled to vote at the meeting will be required to authorize the amendment to the Company's Certificate of Incorporation. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares held of record by a broker for which a proxy is not given) will be counted for purposes of determining shares outstanding for purposes of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

      A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted "FOR" the nominees for directors contained in these proxy materials, "FOR" approval of the 2003 Stock Option Plan, "FOR" approval of the Common Stock split, "FOR" approval of the amendment to the Company's Certificate of Incorporation, and "FOR" the appointment of the Company's auditors.

Stock Ownership by Management and Others

      The following table provides information concerning the beneficial ownership of Common Stock of the Company by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of March 27, 2003. In addition, the table provides information concerning the beneficial owners known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company as of March 27, 2003.

                                                      Amount and nature of
          Name of beneficial owner                   beneficial ownership(1)             Percent of class(1)(2)
          ------------------------                   -----------------------             ----------------------
Robert L. and Sandra S. Montgomery(3)                       3,239,083                            25.95%

Carl W. Hastings(4)                                         1,150,602                             9.47%

David G. Kreher                                               481,233                             3.99%

Stephen M. Merrick(5)                                         795,721                              6.6%

Donald L. McCain                                              494,064                             4.05%

Marvin W. Solomonson                                          408,405                             3.42%

Thomas T. Moody                                               198,361                             1.65%

Thomas W. Pinnock III                                          94,620                               *

John B. Akin                                                   50,904                               *

Donald E. Gibbons, Jr.                                        183,969                             1.53%

Steven D. Albright                                             47,550                               *

All Directors and Executive Officers as a Group
(12 persons)                                                7,144,512                            53.25%

*     less than one percent

                            (footnotes on next page)

(1) In each case the beneficial owner has sole voting and investment power. The figures include the following number of shares of Common Stock for which an individual has the right to acquire beneficial ownership, within sixty (60) days from March 27, 2003, through the exercise of stock options or warrants: Mr. Montgomery - 526,578, Dr. Hastings - 190,185, Mr. Kreher
      - 112,309, Mr. Merrick -120,238, Mr. McCain - 244,839, Mr. Solomonson - 0,
      Mr. Moody - 54,409, Mr. Pinnock - 54,024, Mr. Akin - 41,666, Mr. Gibbons - 81,981, and Mr. Albright - 34,319.

(2) The calculation of percent of class is based upon the number of shares of Common Stock outstanding as of March 27, 2003.

(3) Mr. Robert L. Montgomery is Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mrs. Montgomery is a director of the Company. The Montgomerys' mailing address is 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005.

(4) Dr. Carl W. Hastings is Vice President and a director of the Company. Dr. Hastings' mailing address is 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005.

(5) Stephen M. Merrick is Senior Vice President, Secretary and a director of the Company. Mr. Merrick's mailing address is 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005.

PROPOSAL ONE - ELECTION OF DIRECTORS

      Ten directors will be elected at the Annual Meeting to serve for terms of one year expiring on the date of the Annual Meeting in 2004. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL OF THE NOMINEES.

Information Concerning Nominees

      The following is information concerning nominees for election as directors of the Company. Each of such persons is presently a director of the Company.

      ROBERT L. MONTGOMERY, age 61, Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Montgomery became Chairman of the Board of Directors and Chief Executive Officer of the Company on February 15, 1985, and President on July 1, 1985. Mr. Montgomery has been a director of the Company since 1985. Mr. Montgomery is also the President and a director of Reliv', Inc. and President and a director of Reliv' World Corporation, both wholly-owned subsidiaries of the Company. Mr. Montgomery received a B.A. degree in economics from the University of Missouri in Kansas City, Missouri in 1965.

      DR. CARL W. HASTINGS, age 61, Vice President of Manufacturing and Product Development, Assistant Secretary and a director of the Company. Dr. Hastings has been employed by the Company since February, 1991, and became Vice President of the Company on July 1, 1992. He has been a director of the Company since February, 1990. Dr. Hastings is also a director of Reliv', Inc. and Reliv' World Corporation. Dr. Hastings holds B.S. and M.S. degrees and a Ph.D. degree in food science from the University of Illinois. For more than the past 30 years, Dr. Hastings has been engaged in a variety of employment and consulting capacities as a food scientist.

      DAVID G. KREHER, age 50, Senior Vice President, Chief Operating Officer and Assistant Secretary of the Company. He is also Secretary and a director of Reliv', Inc. and Reliv' World Corporation. Mr. Kreher was employed by the Company in September, 1991, and became Senior Vice President on July 1, 1992. Mr. Kreher was named Chief Operating Officer in January, 2001. Mr. Kreher holds a B.S. degree in accounting from Southwest Missouri State University. Mr. Kreher has been a director of the Company since June 1, 1994 and is the brother of Sandra S. Montgomery.

      STEPHEN M. MERRICK, age 61, Senior Vice President/Corporate and International Development, Secretary, General Counsel and director of the Company since July 20, 1989; and Senior Vice President, Secretary and director of Reliv', Inc. and Reliv' World Corporation. Mr. Merrick is also a principal of the law firm of Merrick & Klimek, P.C. of Chicago, Illinois, and has been engaged in the practice of law for over 30 years. Mr. Merrick has represented the Company and its subsidiaries since the founding of the Company. Mr. Merrick received a Juris Doctor degree from Northwestern University School of Law in 1966. Mr. Merrick is also Executive Vice-President and a director of CTI Industries Corporation (NASDAQ SmallCap Market-CTIB).

      THOMAS W. PINNOCK III, age 52, independent distributor for Reliv', Inc. Mr. Pinnock has been an independent distributor for Reliv', Inc. since January 15, 1990. He has been a director of the Company since April 29, 1992. Mr. Pinnock holds a B.A. degree from Valencia College, Orlando, Florida and studied journalism at the University of Florida and the Defense Department School of Journalism.

      THOMAS T. MOODY, age 44, independent distributor for Reliv', Inc. Mr. Moody has been an independent distributor for Reliv', Inc. since July, 1989. Mr. Moody received a B.A. degree from St. Mary's College in Winona, Minnesota in 1981. He has been a director of the Company since October 20, 1989.

      DONALD L. MCCAIN, age 59, has been a director of the Company since July 20, 1989, and is also a director of Reliv', Inc. and Reliv' World Corporation. Mr. McCain is the Corporate Secretary and co-owner of The Baughan Group Inc., formerly Robertson International Inc., a worldwide supplier and manufacturer of mining equipment and supplies with plants and facilities throughout the United States and South Africa. Mr. McCain acquired his interest in The Baughan Group in September, 1995. He is also co-owner of Coal Age Incorporated, a mining equipment manufacturer and rebuilding company. He acquired his interest in Coal Age, Inc. in September, 1994. Mr. McCain co-founded G&T Resources, Inc., an owner and operator of nursing homes, in 1980 and was engaged in the management of that company until he sold his interest in September, 1994. Prior to that time, Mr. McCain privately invested in real estate and owned and operated Expertune, Inc., a company with two locations that specialized in fast oil changes. Mr. McCain was employed in the food processing industry for fifteen years. Most of that time was with Archer Daniels Midland Company as a manager of plant operations.

      JOHN B. AKIN, age 74, has been a director of the Company since June, 1986. Mr. Akin retired as Vice President, A.G. Edwards & Sons and resident manager of the Decatur, Illinois branch office in 1995. Mr. Akin had been associated with A.G. Edwards & Sons as a stock broker, manager and officer since April, 1973. Mr. Akin holds a B.A. degree from the University of Northern Iowa, Cedar Falls, Iowa.

      SANDRA S. MONTGOMERY, age 57, is a co-founder of the Company as well as a director since April 29, 1992. For more than the past six years, Mrs. Montgomery has been engaged actively in the business of the Company. Sandra S. Montgomery and Robert L. Montgomery are husband and wife.

      MARVIN W. SOLOMONSON, age 50, has been a director of the Company since June 1, 1994. Mr. Solomonson was the founder and owner of Solomonson Investment Services, engaged in the marketing of investments and insurance products, and operated that business from 1983 until he sold it in December, 1998. Since 1993, Mr. Solomonson has also served as President and Chief Executive Officer for the following corporations: Superior Family Foods, Inc. and Service Contracts, Inc. d/b/a Dealership Services. Mr. Solomonson is currently self-employed as a marketer of financial services.

Executive Officers Other Than Nominees

      DONALD E. GIBBONS, JR., age 47, is Vice President of North American Sales of the Company. Mr. Gibbons was employed by the Company in June, 1991, and became Vice President of Finance. He became Vice President of Distributor Relations in 1992, and accepted the position of Vice President of U.S. Sales in June, 1994. Currently, Mr. Gibbons manages all sales efforts in the U.S. and Canada. In 1981, Mr. Gibbons, with his wife Elizabeth, became an independent distributor in a network marketing company and operated that home business for 5 years. Mr. Gibbons received a B.A. degree in accountancy from the University of Illinois, Springfield, graduating with highest honors.

      STEVEN D. ALBRIGHT, Age 41, is Vice-President of Finance/Controller of the Company. Mr. Albright has been employed by the Company since February 1992 as Controller. From 1987 to 1992, Mr. Albright was employed as Assistant Controller for Kangaroos USA, Inc., an athletic shoe importer and distributor. From 1983 to 1987, Mr. Albright was employed by the public accounting firm of Ernst & Young. Mr. Albright has a B.S. degree in Accountancy from the University of Illinois at Urbana-Champaign and is a CPA.

Committees of the Board of Directors

      The Company's Board of Directors has standing Management, Compensation and Audit Committees. The Company has no standing nominating committee.

      The Compensation Committee is composed of Mr. McCain, Mr. Merrick and Mr. Akin. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation of officers and key employees of the Company. The Compensation Committee met 1 time during 2002.

      The Management Committee is composed of Mr. Montgomery, Mrs. Montgomery, Mr. Kreher, Mr. Merrick, Mr. Gibbons, Mr. Albright, Mr. Scott Montgomery, Mr. Steve Hastings, Mr. David Barnes, Mr. Ron McCain and Mr. Ryan Montgomery. The Management Committee is composed of members of the Board of Directors and management and reviews operations and policies on a monthly basis. The Management Committee met 13 times during 2002.

      Since 2000, the Company has had a standing Audit Committee, which is composed of Mr. McCain, Mr. Akin and Mr. Solomonson. The Audit Committee held 4 meetings during fiscal year 2002, including quarterly meetings with management and the independent auditors to discuss the Company's financial statements. Each appointed member of the Committee satisfies the definition of "independent" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee reviews and makes recommendations to the Company about its financial reporting requirements. Information regarding the functions performed by the Committee is set forth in the "Report of the Audit Committee", included in this annual Proxy Statement below.

      The Board of Directors met 4 times during 2002. No director attended less than 75% of the combined Board of Director and Committee meetings.

Executive Compensation

      The following table sets forth a summary of the compensation paid during the last three fiscal years to the Chief Executive Officer of the Company and to each of the four most highly compensated officers of the Company who were officers of the Company at December 31, 2002, and any executive officer who left during the last fiscal year who would have been included in this group (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                 Compensation
                                         Annual Compensation                        Awards
                                     --------------------------                  ------------
                                                      Salary             Bonus               Options/              All other
 Name and Principal Position          Year             ($)                ($)                 SARs(#)             compensation
                                                                                                                      ($)
------------------------------------------------------------------------------------------------------------------------------
Robert L. Montgomery                  2002           $642,625          $207,545(1)                --              $ 15,227(9)
Chief Executive Officer               2001           $578,364          $ 32,480(1)           250,000(6)           $ 13,727(10)
and President                         2000           $546,238                --                   --              $ 99,893(11)

Carl W. Hastings                      2002           $270,000                --                   --              $ 11,160(9)
Vice President                        2001           $298,868                --               15,000(7)           $  9,561(10)
                                      2000           $309,719                --                   --              $ 39,690(11)

David G. Kreher                       2002           $300,000          $124,328(1)                --              $  9,517(9)
Senior Vice President and Chief       2001           $238,500          $ 20,880(1)           120,000(8)           $  7,996(10)
Operating Officer                     2000           $225,250          $ 76,824(2)                --              $ 19,583(11)

Donald E. Gibbons, Jr                 2002           $225,000          $119,932(4)                --              $  8,690(9)
Vice President of U.S. and            2001           $212,500          $  5,924(1)            60,000(8)           $  7,918(10)
Canada Sales                          2000           $175,000          $ 23,488(3)                --              $ 11,708(11)

Steven D. Albright                    2002           $122,500          $ 37,063(1)                --              $  8,483(9)
Vice President of                     2001           $112,500          $  5,800(1)            23,500(8)           $  5,179(10)
Finance/Controller                    2000           $105,000          $  6,150(5)                --              $  5,721(11)

----------

(1)   Reflects bonus payments under the Company's 2001 Incentive Compensation
      Plan.

(2) Reflects bonus payments totaling $40,299 pursuant to a worldwide sales incentive program based on worldwide sales volume plus a bonus of $36,525 related to Mr. Kreher's management of the manufacturing operations of the Company.

(3) Reflects bonus payments totaling $22,488 pursuant to a U.S. sales incentive program based on U.S. sales volume plus a $1,000 year-end bonus.

(4) Reflects bonus payments of $22,223 under the Company's 2001 Incentive Compensation Plan and bonus payments totaling $97,709 pursuant to a U.S./Canadian sales incentive program based on sales volume in these two countries.

(5) Reflects bonus payment totaling $5,150 pursuant to a worldwide sales incentive program based on worldwide sales volume plus a $1,000 year-end bonus.

                       (footnotes continued on next page)

(6) Non-qualified and incentive stock options issued on July 17, 2001, pursuant to the Company's 2001 Stock Option Plan.

(7) Non-Qualified stock options issued on July 17, 2001, pursuant to the Company's 2001 Stock Option Plan.

(8) Incentive stock options issued on July 17, 2001, pursuant to the Company's 2001 Stock Option Plan.

(9) Includes the value of cash contributions by the Company to the Reliv International, Inc. 401(k) Plan, a defined contribution plan, of $9,000 for each of Messrs. Montgomery, Hastings, and Kreher, and $8,250 for each of Messrs. Gibbons and Albright. Also includes the portion of premiums paid by the Company on life insurance policies on each executive's life attributable to the death benefit, which each executive's estate is entitled. The allocated portion of premium paid was $6,227 for Mr. Montgomery, $2,160 for Dr. Hastings, $517 for Mr. Kreher, $440 for Mr. Gibbons and $233 for Mr. Albright. (See "Employment Agreements.")

(10) Includes the value of cash contributions by the Company to the Reliv International, Inc. 401(k) Plan, a defined contribution plan, of $7,500 for each of Messrs. Montgomery, Hastings, Kreher and Gibbons, and $4,955 for Mr. Albright. Also includes the portion of premiums paid by the Company on life insurance policies on each executive's life attributable to the death benefit, which each executive's estate is entitled to. The allocated portion of premium paid was $6,227 for Mr. Montgomery, $2,061 for Mr. Hastings, $496 for Mr. Kreher, $418 for Mr. Gibbons and $224 for Mr. Albright. (See "Employment Agreements.")

(11) Includes the value of cash contributions by the Company to the Reliv' International, Inc. 401(k) Plan, a defined contribution plan, of $7,500 for each of Messrs. Montgomery, Hastings, Kreher and Gibbons and $3,938 for Mr. Albright. Also includes the portion of premiums paid by the Company on life insurance policies on each executive's life attributable to the death benefit, which each executive's estate is entitled to. The allocated portion of premium paid was $6,804 for Mr. Montgomery, $2,245 for Dr. Hastings, $675 for Mr. Kreher and $643 for Mr. Gibbons. (See "Employment Agreements.") The total also includes the taxable fringe benefit on the exercise of stock options on December 1, 2000. The value realized upon exercise was $85,589 for Mr. Montgomery, $29,945 for Dr. Hastings, $11,408 for Mr. Kreher, $3,565 for Mr. Gibbons, and $1,783 for Mr. Albright.

      The Company has never granted any stock appreciation rights. During the period from January 1, 1997 to December 31, 2002, there have been no awards or payments made for long term incentive compensation and there have been no restricted stock awards to any of the Named Executives.

      During fiscal year ended December 31, 2002, the Company did not make any stock option grants to purchase the Company's Common Stock.

      The following table provides information related to options to purchase the Company's Common Stock exercised by the Named Executives during the fiscal year ended December 31, 2002, and the number and value of such options held as of the end of such fiscal year:

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                              Number of securities          Value of unexercised in-
                             Shares          Value           underlying unexercised          the-money options/SARs
                           acquired on     realized         options/SARs at year end           at fiscal year end
             Name          exercise (#)       ($)        (#) exercisable/unexercisable    ($) exercisable/unexercisable
             ----          ------------       ---        -----------------------------    -----------------------------
Robert L. Montgomery         168,586      $  609,832            529,947/338,130                1,703,404/1,243,744

Carl W. Hastings             197,432      $  796,791               190,185/0                        610,485/0

David G. Kreher              296,745      $1,233,826            112,301/47,619                   329,533/179,905

Donald E. Gibbons, Jr         39,050      $  159,910             81,981/9,920                    308,434/37,478

Steven D. Albright             9,529      $   41,594             34,319/7,937                    128,758/29,986

----------
(1) The value of unexercised in-the-money options is based on the difference between the exercise price and the fair market value of the Company's Common Stock on December 31, 2002.

Report of the Audit Committee

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

      The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company's independent auditors.

Donald L. McCain, Audit Committee Chair

John B. Akin, Audit Committee Member

Marvin W. Solomonson, Audit Committee Member

      Fees Billed By Independent Public Accountants

      The following table sets forth the amount of audit fees and all other fees billed or expected to be billed by Ernst & Young LLP, the Company's principal accountant, for the year ended December 31, 2002:

                                                             Amount
                                                             ------

            Audit fees (1)                                  $160,000
            Other audit related fees (2)                      38,000
            All other fees(3)                                 61,000
                                                            --------

            Total fees                                      $259,000

----------

(1) Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2) Includes fees and expenses for other audit related activity provided by Ernst & Young LLP.

(3) Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors of the Company is composed of three members of the Board of Directors. The Compensation Committee is responsible for establishing the standards and philosophy of the Board of Directors regarding executive compensation, for reviewing and evaluating executive compensation and compensation programs, and for recommending levels of salary and other forms of compensation for executives of the Company to the Board of Directors. The full Board of Directors of the Company is responsible for setting and administering salaries, bonus payments and other compensation awards to executives of the Company.

      Compensation Philosophy

      The philosophy of the Compensation Committee, and of the Board of Directors of the Company, regarding executive compensation includes the following principal components:

            To attract and retain quality executive talent, which is regarded as critical to the long and short-term success of the Company, in substantial part by offering compensation programs which provide attractive rewards for successful effort.

            To provide a reasonable level of base compensation to senior executives and to provide annual incentive compensation based on the success and profitability of the Company.

            To create a mutuality of interest between executive officers of the Company and shareholders through long-term compensation structures, particularly stock option programs, so that executive officers share the risks and rewards of strategic decision making and its effect on shareholder value.

      The Compensation Committee has recommended, and the Board of Directors has determined, to take appropriate action to comply with the provisions of Section 162(m) of the Internal Revenue Code so that executive compensation will be deductible as an expense to the fullest extent allowable.

      The Company's executive compensation program consists of two key elements:
(i) an annual component consisting of base salary and incentive compensation and
(ii) a long-term component, principally stock options.

      Annual Base Compensation

      The Compensation Committee recommends annual salary levels for each of the Named Executives, and for other senior executives of the Company, to the Board of Directors. The recommendations of the Compensation Committee for base salary levels for senior executives of the Company are determined annually, in part, by evaluating the responsibilities of the position and examining market compensation levels and trends for similar positions in the marketplace.

      Additional factors which the Compensation Committee considers in recommending annual adjustments to base salaries include: results of operation of the Company, sales, shareholder returns, and the experience, work-performance, leadership and team building skills of each executive. The Company receives information from the Chief Executive Officer with regard to these matters. While each of these factors is considered in relatively equal weight, the Compensation Committee does not utilize performance matrices or measured weightings in its review. Each year, the Compensation Committee conducts a structured review of base compensation of senior executives with input from the Chief Executive Officer.

      Annual Incentive Compensation.

      During 2001, the Compensation Committee recommended and the Board of Directors approved an annual incentive compensation plan for members of management. Under the terms of the plan, a percentage of net income above the annual rate of income of $250,000 is allocated to be paid to senior executives and managers of the Corporation. The amount of profit and incentive compensation for each participant is determined on a quarterly basis. During 2002, incentive compensation under the plan was paid to Robert L. Montgomery, David G. Kreher, Donald E. Gibbons, Jr, Steven D. Albright, Stephen M. Merrick, Scott Montgomery, David Barnes, Steve Hastings, Ron McCain and Ryan Montgomery and 13 other managers of the Company.

      Long-Term Component - Stock Options

      The long-term component of compensation provided to executives of the Company has been in the form of stock options. The Compensation Committee has recommended to the Board of Directors that a significant portion of the total compensation to executives be in the form of incentive stock options. Stock options are granted with an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of the grant. Stock options are exercisable between one and ten years from the date granted. Such stock options provide incentive for the creation of shareholder value over the long-term since the full benefit of the compensation package for an executive cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a specified number of years.

      The magnitude of the stock option awards are determined annually by the Compensation Committee and the Board of Directors. Generally, the relative number of options granted to an executive has been based on the relative salary level of the executive.

      On December 4, 1995, options to purchase 220,000, 92,400, 70,400, 11,000 and 5,500 shares of the Company's Common Stock were granted to Messrs. Montgomery, Hastings, Kreher, Gibbons, and Albright, respectively, under the 1995 Stock Option Plan (the "1995 Plan"). These options expired on December 4, 2000. On December 18, 1997, options to purchase 50,000 and 5,000 shares of the Company's Common Stock were granted to Messrs. Gibbons and Albright. On December 30, 1998, options to purchase 75,000, 65,000, and 55,000 shares of the Company's Common Stock were issued to Messrs. Montgomery, Hastings, and Kreher, respectively. On December 15, 1999, options to purchase 200,000, 140,000, 125,000, 50,000 and 20,000 shares of the Company's Common Stock were granted to Messrs. Montgomery, Hastings, Kreher, Gibbons and Albright, respectively, under the 1999 Stock Option Plan (the "1999 Plan").

In addition to the incentive stock options that were issued in 1999, non-qualified stock options to purchase 250,800, 105,600, and 83,600 shares of the Company's Common Stock were granted in 1999 to Messrs. Montgomery, Hastings, and Kreher, respectively, to replace incentive stock options that were previously issued in 1994 and expired in December 1999 unexercised. These options were issued as part of the overall compensation plan for these executives. At present, options have been granted under the Company's 1999 Plan to purchase substantially all of the shares of Common Stock authorized for issuance under the 1999 Plan.

      On July 17, 2001, incentive stock options to purchase up to 196,000, 120,000, 60,000 and 23,500 shares of the Company's Common Stock were granted to Messrs. Montgomery, Kreher, Gibbons, and Albright, respectively, under the 2001 Stock Option Plan (the "2001 Plan"). In addition, on July 17, 2001, non-qualified stock options to purchase up to 54,000 and 15,000 shares of the Company's Common Stock were granted to Messrs. Montgomery and Hastings respectively, under the 2001 Plan.

      There were no stock options granted to any of the Named Executives in 2002.

      CEO Compensation

      The Compensation Committee utilizes the same standards and methods for recommending annual base compensation for the Chief Executive Officer of the Company as it does for other senior executive officers of the Company.

      In 1997, the Company entered into an Employment Agreement with Robert L. Montgomery, Chief Executive Officer of the Company, providing that Mr. Montgomery's base annual compensation would not be less than $485,000. During 1999, Mr. Montgomery received an overall annual base compensation of $589,073. In mid-2000, the annualized base rate of Mr. Montgomery's compensation was increased by one-half of the amount of a reduction that was made in 1999. In 2000, 2001 and 2002 annual incentive compensation was paid to Mr. Montgomery in the amounts of $0, $32,480 and $207,545, respectively, under the Company's annual incentive compensation plan based on profits of the Company.

      The Compensation Committee recommended that Mr. Montgomery (and other senior executives of the Company), receive incentive and non-qualified stock options, consistent with observed market practices, so that a significant portion of his total compensation will be based upon, and consistent with, returns to shareholders. Mr. Montgomery was granted incentive options to purchase up to 200,000 shares of the Company's Common Stock in 1999. In addition, Mr. Montgomery was granted non-qualified stock options to purchase up to 250,800 shares of the Company's Common Stock in 1999 to replace incentive stock options that had expired unexercised. In 2000, no stock options were granted to Mr. Montgomery by the Company. In 2001, Mr. Montgomery was granted incentive stock options to purchase up to 196,000 shares of the Company's Common Stock, and non-qualified stock options to purchase up to 54,000 shares of the Company's Common Stock. In 2002, no stock options were granted to Mr. Montgomery.

                            Compensation Committee:
                            Donald L. McCain, John B. Akin, Stephen M. Merrick

Compensation Committee Interlocks and Insider Participation

      Stephen M. Merrick, a member of the Compensation Committee, is a Senior Vice President of the Company. Mr. Merrick is a principal of the law firm of Merrick & Klimek, P.C. and has served as General Counsel to the Company and its subsidiaries since the founding of the Company. During the year ended December 31, 2002, the aggregate amounts paid or incurred by the Company to Merrick & Klimek, P.C. and Stephen M. Merrick for services to the Company and its subsidiaries was $315,000.

Comparative Stock Price Performance Graph

      The following graph compares, for the period January 1, 1998 to December 31, 2002, the cumulative total return (assuming reinvestment of dividends) on the Company's Common Stock with (i) NASDAQ Stock Market Index (U.S.) and (ii) a peer group including the following companies: Mannatech, Inc., Nature's Sunshine Products, Inc., Advanced Nutraceuticals, Inc. Rexall Sundown, Inc. and USANA Health Sciences, Inc. The peer group consists of other companies marketing nutritional products through direct sales. The graph assumes an investment of $100 on January 1, 1998, in the Company's Common Stock and each of the other investment categories.

                                                                  Annual Return Percentage
                                                                         Years Ending
Company Name / Index                                Dec98       Dec99        Dec00       Dec01       Dec02
-----------------------------------------------------------------------------------------------------------
RELIV INTERNATIONAL INC                            -30.78      -49.75        21.21        0.00      343.81
NASDAQ STOCK MARKET (U.S)                           40.99       85.46       -39.80      -20.67      -30.88
PEER GROUP                                         -48.56      -32.54       -49.64       72.30       15.74

                                                                        INDEXED RETURNS
                                     Base                                 Years Ending
                                    Period
Company Name / Index                Dec97           Dec98       Dec99        Dec00       Dec01       Dec02
-----------------------------------------------------------------------------------------------------------
RELIV INTERNATIONAL INC              100            69.22       34.78        42.16       42.16      187.12
NASDAQ STOCK MARKET (U.S)            100           140.99      261.48       157.42      124.89       86.33
PEER GROUP                           100            51.44       34.70        17.47       30.11       34.85

Peer Group Companies
-----------------------------------------------------------------------------------------------------------
ADVANCED NUTRACEUTICALS INC
MANNATECH INC
NATURES SUNSHINE PRODS INC
REXALL SUNDOWN INC (Acquired 8/2000)
USANA HEALTH SCIENCES INC

      The historical stock prices of the Company's Common Stock shown on the above graph are not necessarily indicative of future price performance. Per share value as of December 31, 1997, 1998, 1999, 2000, 2001 and 2002 is based on the Common Stock's closing price as of such date.

      The information under this heading and under the headings "Report of the Audit Committee" and "Compensation Committee Report on Executive Compensation" shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

Employment Agreements

      In June, 1997, the Company entered into an Employment Agreement with Robert L. Montgomery replacing a prior agreement. The Agreement was originally for a term of six years commencing on January 1, 1997 with a provision for automatic one year renewal terms, and provides for Mr. Montgomery to receive base annual compensation during the term of not less than $485,000. Mr. Montgomery is also to participate in the annual incentive compensation and the long-term incentive compensation plans of the Company adopted in April, 1994, the Company's stock option plan and such other compensation plans as the Company may from time to time have for executives of the Company. In the event of Mr. Montgomery's death during the term of the Agreement, payments equal to his total compensation under the Agreement will be made to his heirs for a period of six months. The Agreement also allows Mr. Montgomery the option, upon reaching age 60, to reduce his level of service to the Company by approximately one-half with a corresponding decrease in position and compensation. Mr. Montgomery also has the option upon reaching age 60 to terminate his active service, and continue in a consulting capacity. The term of the consulting period shall be 10 years and Mr. Montgomery will receive approximately 20% of his prior annual compensation as a consulting fee. The Agreement includes the obligation of Mr. Montgomery to maintain the confidentiality of confidential information of the Company and contains a covenant of Mr. Montgomery not to compete with the Company.

      In January, 2002, the Company entered into a Services Agreement with Dr. Hastings replacing a prior Employment Agreement. The Services Agreement is for a period of twenty years. The employment of Dr. Hastings shall be for a term commencing on July 1, 2001 and expiring on June 30, 2006. During the initial term of employment, the Company shall pay Dr. Hastings a basic salary at the rate of $22,500 per month. Upon expiration of the term of employment, Dr. Hastings shall be retained to provide consulting services to the Company for the remainder of the term of the Services Agreement. During the consulting term, the Company shall pay Dr. Hastings the sum of $10,000 per month. During the term of the Services Agreement, the Company shall be entitled to use of the name and likeness of Dr. Hastings in connection with promotional materials and activities of the Company. The Services Agreement also includes the obligation of Dr. Hastings to maintain the confidentiality of confidential information of the Company and to assign to the Company any and all inventions made or conceived by him during the term of the agreement and a covenant of Dr. Hastings not to compete with the Company.

      In April, 2002, the Company entered into Employment Agreements with David
G. Kreher, Senior Vice President and Chief Operating Officer and Donald E. Gibbons, Jr., Vice President of North American Sales. The initial terms of the agreements expire in April, 2003, thereafter automatically renewing for one year terms unless written notice is given more than 30 days prior to expiration of the term. The Agreements provide for Mr. Kreher and Mr. Gibbons to receive base annual compensation of not less than $300,000 and $225,00, respectively. Both are also to participate in the annual incentive compensation and long-term incentive compensation plans of the Company adopted in April, 1994, the Company's stock option plan and such other compensation plans as the Company may from time to time have for executives of the Company. The Agreements include the obligation of Mr. Kreher and Mr. Gibbons to maintain the confidentiality of confidential information of the Company.

      In March, 1997, the Company entered into Split Dollar Agreements with Robert L. Montgomery, Carl W. Hastings, David G. Kreher, Donald E. Gibbons, Jr. and Steven D. Albright, whereby the Company pays the premiums on life insurance policies covering these executive's lives. Upon the death of an executive, the Company shall be entitled to receive the greater of (i) one-third of the insurance proceeds, (ii) the cash surrender value of the policy and (iii) the total premiums paid under the policy, with the executive receiving the balance of the insurance proceeds. On termination of the Agreement prior to an executive's death, the executive shall have the right to purchase the policy for the greater of (i) the cash surrender value of the policy and (ii) the total premiums paid under the policy. The policy amounts are $3,124,000 for Mr. Montgomery, $1,770,000 for Dr. Hastings, $750,000 for each of Messrs. Kreher and Gibbons, and $500,000 for Mr. Albright.

      In March, 1997, the Company entered into Salary Continuation Plan Agreements with David G. Kreher, Donald E. Gibbons, Jr. and Steven D. Albright. The Agreements provide for continuation of these executive's salaries upon termination of employment or retirement, after these executives have reached the age of 55 and have been employed by the Company for 15 years. Salary continuation payments are also made in the event the executive is terminated prior to reaching these thresholds for other than cause as defined in the Agreements. Payments are to be made for a period of 10 years and the amount of the payments are based on the executive's age at the time of retirement or termination of employment.

Compensation of Directors

      Members of the Board of Directors who were not employees of the Company received $1,000 per attendance at meetings of the Board of Directors and Committees thereof. One member of the Board who is not an employee of the Company received compensation of $1,000 per month for his services and $2,000 per attendance at meetings of the Board of Directors or any Committees of the Board. If a Board member attends more than one meeting of the Board or Committee of the Board during the same month, the attendance fee is 150% of the basic attendance fee. In 2002, no stock options were issued to any member of the Board of Directors. (See "Stock Ownership by Management and Others").

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ Stock Market. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during calendar year 2002, all Section 16(a) filing requirements applicable to the officers, directors and ten percent beneficial owners were complied with except Donald McCain filed two late reports covering 13 transactions and Thomas Moody filed one late report covering 8 transactions.

PROPOSAL TWO -APPROVAL OF THE 2003 STOCK OPTION PLAN

General

      In the opinion of the Board of Directors, the Company and its stockholders will benefit substantially from having certain officers and key employees acquire shares of the Company's Common Stock pursuant to options granted under the Company's 2003 Stock Option Plan. Such options, in the opinion of the Board, will be a highly effective incentive, and will create a commonality of purpose between the Company's officers and key employees and its shareholders with respect to the Company's strategies for profitable growth and share-value appreciation. In the opinion of the Board, the Company's ability to provide these stock options to its officers and other key employees in the future will benefit the Company's long-term financial performance. In addition, the Board believes the interests of the Company would be served if options could be granted to consultants, advisors and other individuals who can contribute to the success of the Company's business. The Board of Directors previously adopted the Company's 2001 Stock Option Plan. Virtually all of the 1,000,000 shares of Common Stock that were authorized for issuance under that plan have been exhausted. Accordingly, the Board of Directors believes it is in the Company's best interests to adopt a new stock option plan which, if adopted, will authorize the Company to award stock options to its officers and other key employees and permit the Company to offer options pursuant to the plan to certain consultants and advisors.

The Plan and Participants

      On March 20, 2003, the Board of Directors approved for adoption the 2003 Stock Option Plan (the "Plan"), which enables the Company to grant "incentive stock options," as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options. The Plan authorizes the grant of options to purchase up to an aggregate of 1,000,000 shares of the Company's Common Stock (the shares subject to the Plan will remain at 1,000,000 even if Proposal Three is approved), to (i) officers and other full-time salaried employees of the Company and its subsidiaries with managerial, professional or supervisory responsibilities and (ii) consultants and advisors who render bona fide services to the Company and its subsidiaries, in each case, where the Committee determines that such officer, employee, consultant or advisor has the capacity to make a substantial contribution to the success of the Company. As used herein with respect to the Plan, references to the Company include subsidiaries of the Company.

      The purposes of the Plan are to enable the Company to attract and retain persons of ability as officers and other key employees with managerial, professional or supervisory responsibilities, to retain able consultants and advisors, and to motivate such persons to use their best efforts on behalf of the Company by providing them with an equity participation in the Company. The full text of the Plan is set forth in Appendix A hereto, and the following description is qualified in its entirety by reference to Appendix A.

      The Plan will be administered by the Company's Board of Directors or a Committee, which will be appointed by the Company's Board of Directors and must consist of two or more members of the Board of Directors, each of whom must be a non-employee Director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Under the terms of the Plan, the Committee will have the authority to determine, subject to the terms and conditions of the Plan, the persons to whom options are granted, the number of options granted to each optionee and the terms and conditions of each option, including its duration.

      The Plan can be amended, suspended, reinstated or terminated by the Board of Directors; provided, however, that without approval of the Company's shareholders, no amendment shall be made which (i) increases the maximum number of shares of Common Stock which may be subject to stock options granted under the Plan, except for specified adjustment provisions, (ii) extends the term of the Plan (iii) increases the period during which a stock option may be exercised beyond ten years from the date of the grant, (iv) materially increases the benefits accruing to optionees under the Plan, (v) materially modifies the requirements as to eligibility for participation in the Plan or (vi) will cause stock options granted under the Plan to fail to meet the requirements of Rule 16(b)-3. Unless previously terminated by the Board of Directors, the Plan will terminate on March 20, 2013, and no additional options may be granted under the Plan after that date.

Option Terms and Grants

      Stock options may be granted to purchase Common Stock under the Plan at not less than the fair market value of the shares as of the date of grant (or 110% of fair market value in the case of incentive stock options granted to any officer or employee holding in excess of 10% of the combined voting power of all classes of the Company's Common Stock as of the date of grant). No optionee may be granted incentive stock options under the Plan to purchase Common Stock having a fair market value (determined as of the date of grant) which exceeds $100,000 with respect to incentive stock options which are exercisable for the first time by such optionee in any calendar year, under all stock option plans of the Company as of the date of grant. The maximum number of shares for which options may be issued to an employee of the Company during any calendar year may not exceed 200,000. Other than the limitations set forth above, there is no limitation on the number of non-qualified stock options which may be granted to any optionee pursuant to the Plan.

      Incentive stock options may be granted for a term of up to five years in the case of optionees who own in excess of 10% of the combined voting power of all classes of the Company's Common Stock and up to ten years, in the Committee's sole discretion, in the case of all other optionees. Non-qualified stock options may be granted for a term of up to ten years.

      The Plan provides that if a stock option or portion thereof expires or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such stock option or portion thereof shall be available for future grants of stock options under the Plan.

      Pursuant to the terms of the Plan, the option price for all options must be paid by: (1) cash, check, bank draft or money order; (2) Common Stock of the Company owned by the participant and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be so purchased;
(3) a special sale and remittance procedure whereby the participant may pay the exercise price of the stock option with shares issuable upon exercise of the stock option; or (4) a combination thereof.

      Options granted pursuant to the Plan will not be assignable or transferable except by will or the laws on intestate succession. Options acquired pursuant to the Plan may be exercised by the optionee (or the optionee's legal representative) only while the optionee is employed by the Company, or within six months after termination of employment due to a permanent disability, or within three months after termination of employment due to retirement. The executor or administrator of a deceased optionee's estate or the person or persons to whom the deceased optionee's rights thereunder have passed by will or by the laws of descent or distribution shall be entitled to exercise the option within the sixth months after the decedent's death. Options expire immediately in the event an optionee is terminated with or without cause or resigns; provided, however, in the event the Company terminates the employment of an optionee who at the time of such termination was an officer of the Company and had been continuously employed by the Company during the two year period immediately preceding such termination, for any reason except "good cause" (as defined in the Plan), each stock option held by such optionee (which had not then previously lapsed or terminated and which had been held by such optionee for more than six (6) months prior to such termination) shall be exercisable for a period of three months after such termination to the extent otherwise exercisable during that period. All of the aforementioned exercise periods set forth in this paragraph are subject to the further limitation that an option shall not, in any case, be exercisable beyond its stated expiration date.

      The purchase price and the number and kind of shares that may be purchased upon exercise of options granted pursuant to the Plan, and the number of shares which may be granted pursuant to the Plan, are subject to adjustment in certain events, including stock splits or other similar activity, recapitalization and reorganizations.

      As of the date hereof, no options have been granted pursuant to the Plan.

Federal Tax Aspects of the Plan

      Set forth below is a general summary of the federal income tax consequences associated with the Plan.

      An employee will not be deemed to have received income upon the grant of an incentive stock option or, except as noted below, upon the exercise of such option. Unless shares acquired upon exercise are disposed of within two years of the date of grant or within one year of exercise, upon the sale of such shares, the optionee will generally recognize capital gain or loss measured by the difference between the amount realized on the sale and the price paid for the shares. If a sale is made prior to either of such dates, an optionee's gain on the sale of the shares will be treated as ordinary income to the extent of the lesser of the excess of the fair market value of the shares at the time of exercise over the option price and the excess of the amount realized on the sale of stock over the option price. The Company will be allowed a deduction at the time of sale in the amount of ordinary income recognized by the optionee. The balance of any gain realized will be treated as long-term or short-term capital gain depending upon the length of time the shares were held by the optionee.

      Generally, the excess of the fair market value of an incentive stock option at the time of exercise (or, if the stock subject to the option is restricted within the meaning of Code Section 83, at such time as the shares become transferable or are not longer subject to a substantial risk of forfeiture) over the option price constitutes an item of tax preference for purposes of calculating "alternative minimum taxable income" and may result in imposition of the "alternative minimum tax" for the participant pursuant to
Section 55 of the Code.

      Non-qualified options granted under the Plan are not intended to qualify for the favorable federal income tax treatment accorded to incentive stock options under the

Plan. An optionee should not recognize any income for federal income tax purposes at the time of the grant of non-qualified options under the Plan. When non-qualified options are exercised, however, the excess of the fair market value of the shares of Common Stock acquired pursuant to such exercise, determined at the time of exercise, over the option price will constitute ordinary income to the optionee. Subject to applicable limitations, the Company is entitled to a corresponding income tax deduction equal to the amount of such ordinary income for the taxable year in which the optionee is required to recognize such income for federal income tax purposes.

Vote Required for Approval of the Plan

      The Company's Board of Directors has approved the Plan. However, the Plan will not be adopted unless the holders of at least a majority of the shares of Common Stock present or represented at the meeting and entitled to vote thereon vote "FOR" approval of the Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN.

PROPOSAL THREE - A ONE-FOR-FOUR SPLIT OF COMMON STOCK

      The Board of Directors of the Company has adopted a resolution, subject to shareholder approval, to effect a one-for-four split of the Common Stock of the Company effective at the discretion of the Board upon a time of its choosing. This means that, on the effective date, one share of the Company's Common Stock will be issued for every four shares owned by a shareholder. If approved by the shareholders, the stock split would be in the nature of a stock dividend. This should result in a twenty percent (20%) decrease in the market price of the Common Stock, although there is no assurance that such a result will occur. The Company believes that the increase in the number of the Company's shares of Common Stock outstanding and the anticipated lower market price will provide a more efficient market for the Company's Common Stock.

      If Proposal Three is adopted by the Company's shareholders as set forth in this Proxy Statement, the Company will establish and give notice of a record date. Each record owner of Common Stock at the close of business on that record date would become the record owner and be entitled to receive a new stock certificate representing one common share for every four old shares of Common Stock owned as of that date. The Company, through its transfer agent, will provide instructions to the holders of Common Stock regarding the procedure which should be followed to obtain new stock certificates representing such new shares held on the record date. Existing certificates would continue to represent the number of shares they currently represent.

      If the proposed stock split is effected after receiving the shareholder approval described in this Proxy Statement it would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States Federal income tax laws. The cost basis for tax purposes of each share would be equal to 80% of the cost basis for tax purposes of the corresponding shares immediately preceding the stock split. In addition, the holding period for the Common Stock issued pursuant to the stock split would be deemed to be the same as the holding period for the original shares. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and shareowners are urged to consult their tax advisors.

      The Company will apply to list the additional shares to be issued in the stock split on NASDAQ, where the Common Stock is currently listed.

      To the extent that the one-for-four split results in shareholders receiving fractions of shares, the Company intends to pay cash for such fractions in an amount per share equal to the closing price for the Company's Common Stock on the NASDAQ National Market on the record date. Fractional shares will not be issued.

Vote Required for Approval of the Split

      The Company's Board of Directors has approved a one-for-four stock split in the nature of a dividend. However, the split will not be adopted unless the holders of at least a majority of the shares of Common Stock present or represented at the meeting and entitled to vote thereon vote "FOR" approval of the split.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED ONE-FOR-FOUR STOCK SPLIT.

PROPOSAL FOUR - AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

      The Board of Directors of the Company has adopted a resolution, subject to shareholder approval, that would amend the Company's Certificate of Incorporation to increase the number of shares of authorized Common Stock from 20,000,000 to 30,000,000, with a par value of $0.001. The Company currently has enough authorized shares of Common Stock to accommodate the proposed stock split described in Proposal Three and the shares subject to issuance under the proposed 2003 Stock Option Plan described in Proposal Two, as well as shares subject to issuance under other options and warrants issued or to be issued under the Company's other plans. However, there would be a very limited number of authorized but unissued shares of Common Stock remaining if all such options and warrants were issued and exercised.

      The Company currently has no specific plans, understandings or arrangements for issuing any of the additional Common Stock to be authorized by the proposed amendment. However, the additional Common Stock will provide the Board of Directors with flexibility to issue additional shares for proper corporate purposes, such as stock dividends, stock splits, acquisitions, and other similar purposes, which could include public offerings or private placements. Moreover, it is possible that additional Common Stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time consuming or costly or to otherwise discourage an attempt to acquire control of the Company. If the shareholder approvals that are described in this Proxy Statement are obtained, the Board of Directors could authorize the issuance of any authorized but unissued Common Stock, including those authorized by the proposed amendments, on terms determined by it without further action by the holders of the Common Stock unless the shares were issued in a transaction otherwise requiring their approval, such as a merger or consolidation. Holders of Common Stock should also note that issuance of additional Common Stock may tend to indirectly affect the voting, dividend, liquidation and other rights of the Common Stock presently outstanding.

      If this proposal is adopted by the Company's shareholders as set forth in this Proxy Statement, the Company will file a Restated and Amended Certificate of Incorporation with the Delaware Secretary of State. A form of Restated and Amended Certificate of Incorporation is attached as Appendix B.

Vote Required for Approval of the Amendment of the Certificate of Incorporation

      The Company's Board of Directors has approved an Amendment of the Certificate of Incorporation. However, the amendment will not be adopted unless the holders of at least a majority of the shares of Common Stock entitled to vote thereon vote "FOR" approval of the amendment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL FIVE - SELECTION OF AUDITORS

Ratification of Appointment of Independent Auditors

      The Board of Directors has selected and approved Ernst & Young LLP as the principal independent auditor to audit the financial statements of the Company for 2003, subject to ratification by the shareholders. It is expected that a representative of the firm of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR "FOR" SUCH RATIFICATION.

Stockholder Proposals for 2004 Proxy Statement

      Proposals by shareholders for inclusion in the Company's Proxy Statement and form of Proxy relating to the 2004 Annual Meeting of stockholders, which is scheduled to be held on May 27, 2004, should be addressed to the Secretary, Reliv' International, Inc., 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005, and must be received at such address no later than December 25, 2003. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail, return receipt requested.

Other Matters to Be Acted Upon at the Meeting

      The management of the Company knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                               BY ORDER OF THE
                                               BOARD OF DIRECTORS
Dated: April 24, 2003


                                               /s/ Stephen M. Merrick
                                               -----------------------------
                                               Stephen M. Merrick, Secretary

                                   APPENDIX A

                           RELIV' INTERNATIONAL, INC.

                             2003 STOCK OPTION PLAN

1.    PURPOSE OF THE PLAN

      The purposes of the Reliv' International, Inc. 2003 Stock Option Plan (the "Plan") are to enable the Company to attract and retain the services of officers and other key employees with managerial, professional or supervisory responsibilities, to retain able consultants and advisors and to motivate such persons to use their best efforts on behalf of the Company.

2.    GENERAL PROVISIONS

      2.1   Definitions

      As used in the Plan:

      (a)   "Board of Directors" means the Board of Directors of the Company.

      (b) "Code" means the Internal Revenue Code of 1986, including any and all amendments thereto.

      (c) "Committee" means the committee appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2.

      (d)   "Common Stock" means the Company's Common Stock, par value $.001.

      (e) "Fair Market Value" means, with respect to a specific date, the value of the Common Stock as determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

      (f) "Incentive Stock Option" means an option granted under the Plan which is intended to qualify as an incentive stock option under
            Section 422 of the Code.

      (g)   "NASDAQ" means the NASDAQ Stock Market.

      (h) "Non-Qualified Stock Option" means an option granted under the Plan which is not an Incentive Stock Option.

      (i) "Participant" means a person to whom a Stock Option has been granted under the Plan.

      (j) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

      (k) "Stock Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted under the Plan.

      (l) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total voting power of all classes of stock in one of the other corporations in such chain.

      2.2   Administration of the Plan

      (a) The Plan shall be administered by the Board of Directors or a Committee appointed by the Board of Directors, which Committee shall at all times consist of two (2) or more persons, each of whom shall be a member of the Board of Directors. Each member of the Committee shall be a non-employee director (as such term is defined in Rule 16b-3). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

      (b) The Committee shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan and Stock Options granted under it; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom Stock Options shall be granted and the number of Stock Options to be granted to any person; (iv) determine the terms of Stock Options granted under the Plan, consistent with the provision of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provision of the Plan or of any Stock Option shall be final, binding and conclusive.

      (c) The Committee may act only by a majority of its members then in office; however, the Committee may authorize any one (1) or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

      (d) No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

      2.3   Effective Date

      The Plan shall become effective upon its adoption by the Board of Directors, and Stock Options may be granted upon such adoption and from time to time thereafter, subject, however, to approval of the Plan by affirmative vote of the holders of the shares of the Common Stock, within 12 months after the adoption of the Plan by the Board of Directors. If the Plan is not approved at such annual or special meeting or at any adjournments thereof, this Plan and all Stock Options previously granted thereunder shall become null and void.

      2.4   Duration

      If approved by the shareholders of the Company, as provided in Section 2.3, unless sooner terminated by the Board of Directors, the Plan shall remain in effect for a period of ten (10) years following its adoption by the Board of Directors.

      2.5   Shares Subject to the Plan

      The maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan shall be 1,000,000. The Stock Options shall be subject to adjustment in accordance with Section 4.1, as appropriate, and shares to be issued upon exercise of Stock Options may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or portion thereof shall expire or is terminated, cancelled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options under the Plan.

      2.6   Amendments

      The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, with respect to Incentive Stock Options, amendments deemed necessary or desirable to comply with Section 422 of the Code and any regulations issued thereunder; provided, however, that without the approval of the Company's shareholders no amendment shall be made which:

      (a) Increases the maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan (other than as provided in Section 4.1, as appropriate); or

      (b)   Extends the term of the Plan; or

      (c) Increases the period during which a Stock Option may be exercised beyond ten (10) years from the date of grant; or

      (d) Otherwise materially increases the benefits accruing to Participants under the Plan;

      (e) Materially modifies the requirements as to eligibility for participation in the Plan; or

      (f) Will cause Stock options granted under the Plan to fail to meet the requirements of Rule 16b-3.

Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of a Participant, affect such Participant's rights under any Stock Options previously granted to such Participant.

      2.7   Participants and Grants

      Stock Options may be granted by the Committee to (i) officers and other salaried employees of the Company and its Subsidiaries with managerial, professional or supervisory responsibilities and (ii) consultants and advisors who render bona fide services to the Company and its Subsidiaries, in each case, where the Committee determines that such officer, employee, consultant or advisor has the capacity to make a substantial contribution to the success of the Company. The Committee may grant Stock Options to purchase such number of shares of Common Stock (subject to the limitations of Sections 2.5, 3.6 and 3.9) as the Committee may, in its sole discretion, determine. In granting Stock Options under the Plan, the Committee, on an individual basis, may vary the number of Incentive Stock Options or Non-Qualified Stock Options as between Participants and may grant Incentive Stock Options and/or Non-Qualified Stock Options to a Participant in such amounts as the Committee may determine in its sole discretion.

3.    STOCK OPTIONS

      3.1   General

      All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Participant to whom granted, which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law.

      3.2   Price

      Subject to the provisions of Section 3.6(d) and 4.1, the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

      3.3   Period

      The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten
(10) years from the date of grant thereof.

      3.4   Exercise

      Subject to Section 4.4, Stock Options may be exercisable immediately upon granting of the Stock Option or at such other time or times as the Committee shall specify when granting the Stock Option. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such shares.

      3.5   Payment

      The purchase price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as contemplated by
Section 4.3, may be paid:

      (a) In United States dollars in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

      (b) By the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised. Such shares delivered to the Company in satisfaction of the purchase price shall have been owned by the Participant for a minimum of six (6) months; or

      (c) The Company may make available, in its sole discretion, a special sale and remittance procedure pursuant to which a Participant exercising a Stock Option concurrently provides irrevocable written instructions (i) to a Company-designated brokerage firm to effect the immediate sale of a portion of the shares to be received pursuant to the Stock Option, and remit to the Company, out of the proceeds available on the settlement date, the minimum amount of funds required to cover the aggregate exercise price payable for the shares, plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise, and (ii) to the Company to deliver the certificates for the necessary shares directly to such brokerage firm in order to complete the sale. If the Company makes such a special sale and remittance procedure available, a Participant exercising a Stock Option may pay the exercise price of the Stock Option with shares issuable upon exercise of the Stock Option. In all other events, a Participant exercising a Stock Option may not pay the exercise price of the Stock Option with shares issuable upon the Stock Option"s exercise.

      (d)   By any combination of (a), (b) and (c) above.

The Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

      3.6   Special Rules for Incentive Stock Options

      Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

      (a) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

      (b) To the extent that the aggregate Fair Market Value of Common Stock, with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and any other Plan of the Company or a Subsidiary exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

      (c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon the exercise and the date of disposition.

      (d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

      3.7   Termination of Employment or Relationship with Company

      (a) In the event a Participant's employment by, or relationship with, the Company shall terminate for any reason other than those reasons specified in Sections 3.7(b), (c), (d) or (e) hereof while such Participant holds Stock Options granted under the Plan, then all rights of any kind under any outstanding Option held by such Participant which shall not have previously lapsed or terminated shall expire immediately.

      (b) If a Participant's employment by, or relationship with, the Company or its Subsidiaries shall terminate as a result of such Participant's total disability, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall be exercisable by such Participant for a period of six months after termination but only to the extent the Option is otherwise exercisable during that period. Notwithstanding the foregoing, the Committee may in the event of such disability accelerate the date after which a Stock Option is exercisable, in whole or in part, which change shall be in the Committee's sole discretion and be final, binding and conclusive. For purposes of this paragraph, "total disability" shall mean permanent mental or physical disability as determined by the Committee.

      (c) In the event of the death of a Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall be exercisable by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution, for a period of six (6) months after such Participant's death but only to the extent the Option is otherwise exercisable during that period. Notwithstanding the foregoing, the Committee may in the event of such death accelerate the date after which a Stock Option is exercisable, in whole or in part, which change shall be in the Committee's sole discretion and be final, binding and conclusive.

      (d) If a Participant's employment by the Company shall terminate by reason of such Participant's retirement in accordance with Company policies, each Stock Option held by such Participant at the date of termination (which has not previously lapsed or terminated) shall be exercisable for a period of three (3) months after termination, but only to the extent the Option is otherwise exercisable during that period.

      (e) In the event the Company terminates the employment of a Participant who at the time of such termination was an officer of the Company and had been continuously employed by the Company during the two (2) year period immediately preceding such termination, for any reason except "good cause" (hereafter defined) and except upon such Participant's death, total disability or retirement in accordance with Company policies, each Stock Option held by such Participant (which has not previously lapsed or terminated and which has been held by such Participant for more than six (6) months prior to such termination) shall be exercisable for a period of three (3) months after such termination, but only to the extent the Option is otherwise exercisable during that period. A termination for "good cause" shall be deemed to have occurred only if the Participant in question (i) is terminated by written notice for dishonesty, because of his conviction of a felony, or because of his violation of any material provision of any employment or other agreement with the Company or any of its Subsidiaries, or (ii) shall voluntarily resign or terminate his employment with the Company or any of its Subsidiaries under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Company or any of its Subsidiaries, or (iii) shall have committed an act of dishonesty not discovered by the Company or any of its Subsidiaries prior to the cessation of his employment with the Company or any of its Subsidiaries, but which would have resulted in his discharge if discovered prior to such date, or (iv) shall, either before or after cessation of his employment with the Company or any of its Subsidiaries, without the written consent of the Company or any of its Subsidiaries, use (except for the benefit of the Company or any of its Subsidiaries) or disclose to any other person any confidential information relating to the business or any trade secrets of the Company or any of its Subsidiaries obtained as a result of or in connection with such employment.

      3.8   Effect of Leaves of Absence

      It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or any of its Subsidiaries. In case of such leave of absence, the employment relationship shall be deemed to have continued until the later of
(i) the date when such leave shall have lasted ninety (90) days in duration, or
(ii) the date as of which the Participant's right to employment shall have no longer been guaranteed either by statute or contract.

      3.9   Limitation on Number of Options Granted to Employees

      The maximum number of shares for which options may be granted to an employee of the Company during any calender year shall not exceed 100,000.

4.    MISCELLANEOUS PROVISIONS

      4.1   Adjustments Upon Changes in Capitalization

      (a) In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or portions thereof which shall have been granted prior to any such change shall likewise be made.

      (b) Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option may or may not be exercised or the stated expiration date thereof. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding and conclusive.

      4.2   Canceled Options

      If a Stock Option or portion thereof expires or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of stock options under the Plan.

      4.3   Non-Transferability

      No Stock Option shall be transferable except by will or the laws of descent and distribution, nor shall any Stock Option be exercisable during the Participant's lifetime by any person other than the Participant or his guardian or legal representative.

      4.4   Withholding

      The Company's obligations under this Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Stock Option may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

      4.5   Compliance with Law and Approval of Regulatory Bodies

      No Stock Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of NASDAQ and of all other domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of the exercise of a Stock Option by a person or estate acquiring the right to exercise the Stock Option as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

      4.6   No Right to Employment

      Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any

Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefore, to the same extent as might have been done if the Plan had not been adopted.

      4.7   Exclusion from Pension Computations

      By acceptance of a grant of a Stock Option under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

      4.8   Abandonment of Options

      A Participant may at any time abandon a Stock Option prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe. A Participant shall have no further rights with respect to any Stock Option so abandoned.

      4.9   Severability

      If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

      4.10  Interpretation of the Plan

      Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

      4.11  Use of Proceeds

      Funds received by the Company upon the exercise of Stock Options shall be used for the general corporate purposes of the Company.

      4.12  Construction of Plan

      The place of administration of the Plan shall be in the State of Illinois, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations,


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

and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Illinois.

           BOARD OF DIRECTORS APPROVAL              March 20, 2003

           SHAREHOLDER APPROVAL                     May 22, 2003


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

                                   APPENDIX B
                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                           RELIV' INTERNATIONAL, INC.
                     (formerly "Reliv' Merger Corporation")

      Pursuant to the Delaware General Corporation Law Sections 242 and 245, Reliv' International, Inc. restates, integrates and amends their Certificate of Incorporation, initially filed on April 16, 1999 as follows.

      FIRST: The name of the corporation (hereinafter called the "corporation") is Reliv' International, Inc. (formerly Reliv' Merger Corporation).

      SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is the Corporation Service Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The authorized capital stock of the Company is:

      1.      Class              Par Value       Number of shares authorized
              -----              ---------       ---------------------------

              Common             $   .001                 30,000,000

              Preferred          $   .001                  3,000,000

      2. Shares of Preferred Stock may be issued from time to time at the sole discretion of the Company's Board of Directors, with such designations, preferences, conversion rights, cumulative, relative, participating, option or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors pursuant to the authority of this paragraph given.

      FIFTH: The name and the mailing address of the incorporator is as follows:

              NAME                              MAILING ADDRESS
              ----                              ---------------

              Scott P. Slykas                   Merrick & Klimek, P.C.
                                                401 South LaSalle, Suite 1302
                                                Chicago, Illinois 60605

      SIXTH: The corporation is to have perpetual existence.

      SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Subsection 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Subsection 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and or stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

      EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

      1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

      2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized and empowered to make, alter, amend and repeal by-laws, subject to the power of the stockholders to alter or repeal by-laws made by the board of directors.

      NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Subsection 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

      TENTH: The corporation shall, to the fullest extent permitted by Subsection 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, have the power to indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the power provided for herein shall not be deemed exclusive of any other right to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      ELEVENTH: The corporation hereby expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware, in its entirety, as the same may be amended and supplemented.

      TWELFTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TWELFTH.

                                               Signed: __________, 2003

                                               RELIV' INTERNATIONAL, INC.


                                           By: /s/ Robert L. Montgomery
                                               -------------------------------
                                               Robert L. Montgomery, Chief
                                               Executive Officer and President


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